GLOBAL TELESAT COMMUNICATIONS LTD

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of Global Telesat Communications Ltd

We have audited the accompanying balance sheets of Global Telesat Communications Ltd (the “Company”), as of December 31, 2014 and 2013 and the related statements of income and comprehensive income, stockholders’ equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Telesat Communications Ltd as of December 31, 2014 and 2013 and the results of their operations and comprehensive income and their cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York

April 29, 2015

GLOBAL TELESAT COMMUNICATIONS LTD
BALANCE SHEETS AS OF

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$65,892	$78,412
Accounts receivable, net	82,986	30,039
Inventory	183,780	132,695
Unbilled revenue	25,612	14,880
Other current assets	25,764	9,460
Total current assets	384,034	265,486

Property and equipment, net	58,413	47,380

Total assets	$442,447	$312,866

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$299,877	$184,092
Deferred revenue	28,891	18,838
Loan from funding circle	-	4,298
Note payable - related party	59,308	55,041
Total current liabilities	388,076	262,269

Total Liabilities	388,076	262,269

Stockholders' Equity:
Common Shares, 1,000 authorized, issued and outstanding, no par	2,492	2,492
Accumulated deficit	52,728	46,237
Accumulated other comprehensive (loss) income	(849)	1,868
Total stockholder equity	54,371	50,597

Total liabilities and stockholders' equity	$442,447	$312,866

See accompanying notes are an integral part of these financial statements

GLOBAL TELESAT COMMUNICATIONS LTD
STATEMENT OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	December 31,	December 31,
	2014	2013

Net sales	$2,420,645	$1,536,129

Cost of sales	1,739,388	1,150,023

Gross profit	681,257	386,106

Operating expenses:
Selling, general and administrative	640,065	346,054
Depreciation	20,602	18,031
Total operating expenses	660,667	364,085

Income before other expenses and income taxes	20,590	22,021

Other (income) expense
Foreign currency exchange rate variance	7,325	4,264
Interest expense, net	-	2,006
Total other (income) expense	7,325	6,270

Income before income tax	13,265	15,751
Less income tax	(6,773)	(6,098)
Net income	$6,492	$9,652

Comprehensive Income:
Net income	$6,492	$9,652
Foreign currency translation adjustments	(2,717)	5,938
Comprehensive Income	$3,775	$15,590

See accompanying notes are an integral part of these financial statements

GLOBAL TELESAT COMMUNICATIONS LTD
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE TWO YEARS ENDED DECEMBER 31, 2014

				Accumulated	Total
	Ordinary		Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Deficit	Income (Loss)	Equity
Balance, January 1, 2013	1,000	$2,492	$36,584	$(4,070)	$35,006

Comprehensive income	-	-	-	5,938	5,938
Net income	-	-	9,652	-	9,652
Balance, December 31, 2013	1,000	2,492	46,237	1,868	50,597

Comprehensive loss	-	-	-	(2,717)	(2,717)
Net income	-	-	6,492	-	6,492
Balance, December 31, 2014	1,000	$2,492	$52,729	$(849)	$54,371

See accompanying notes are an integral part of these financial statements

GLOBAL TELESAT COMMUNICATIONS LTD
STATEMENTS OF CASH FLOWS FOR THE

	Year ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,492	$9,652
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	20,602	18,031
Change in operating assets and liabilities:
Accounts receivable	(52,947)	27,456
Inventory	(51,085)	(45,362)
Unbilled revenue	(10,732)	(5,363)
Other current assets	(16,305)	(8,397)
Accounts payable and accrued liabilities	115,785	47,989
Excess payment over bank balance	-	(13,850)
Deferred revenue	10,053	15,785
Net cash provided by operating activities	21,863	45,941

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(31,635)	(33,612)
Net cash (used in) investing activities	(31,635)	(33,612)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Funding Circle loan	-	49,464
Repayment of Funding Circle loan	(4,298)	(45,166)
Proceeds from note payable, related party, net	4,267	51,537
Net cash (used in) provided by financing activities	(31)	55,835

Effect of exchange rate on cash	(2,717)	5,938

Net (decrease ) increase in cash	(12,520)	74,102

Cash beginning of period	78,412	4,310
Cash end of period	$65,892	$78,412

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for
Interest	$-	$2,006
Income tax	$6,425	$-

See accompanying notes are an integral part of these financial statements

GLOBAL TELESAT COMMUNICATIONS LTD
NOTES TO FINANCIAL STATEMENTS
FOR THE TWO YEARS ENDED DECEMBER 31, 2014

NOTE 1. NATURE OF OPERATION

Global Telesat Communications Ltd. (“GTC”, the “Company”) was formed in the 2008 and was incorporated under the laws of England and Wales.

GTC provides mobile voice and data communications services globally via satellite to government, defense industry and commercial users. GTC has an e-commerce mobile satellite solutions portal and is an authorized reseller of satellite telecommunications equipment and services offered by other leading satellite network providers such as Inmarsat, Iridium, Globalstar and Thuraya. GTC also has a new subscription based online tracking portal called GTCTrack, designed to attract new satellite and GSM tracking customers by offering an easy-to-use interface and compatibility with a wide range of devices.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

USE OF ESTIMATES

The preparation of financial statements in accordance with U.S. GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company’s financial statements include amounts that are based on management’s best estimates and judgments. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue when all four of the following criteria are met: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred and title has transferred or services have been rendered; 3) our price to the buyer is fixed or determinable; and 4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

The Company records unearned contract revenues and subscription fees as deferred revenues and their associated costs of sales as prepaid expenses. As of December 31, 2014 and 2013, the Company recognized $28,891 and $18,838 as deferred revenue ie revenue pertaining to next year or years but invoiced in that year. Deferred revenues from subscription fees and their related costs are amortized over the subscription term. Also during the year ended December 31, 2014 and 2013 recorded $25,612 and $14,880, respectively as unbilled revenue ie revenue pertaining to current year but invoiced in next year.

ACCOUNTS REVEIVABLE

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. At December 31, 2014 and 2013, the Company has deemed that no allowance for doubtful accounts was necessary.

FOREIGN CURRENCY TRANSLATION

The Company’s reporting currency is US Dollars. The accounts of the Company’s are maintained using the local currency (Great British Pound) as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are deferred as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuation on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: For the year ended 2014 closing rate at 1.5576 US$: GBP, average rate at 1.6481 US$: GBP and for the year ended 2013 closing rate at 1.6488 US$: GBP, average rate at 1.5643 US$.

INCOME TAXES

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC740-10”) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Valuation allowances are recorded to reduce the deferred tax assets to an amount that will more likely than not be realized.

U.S. GAAP requires that, in applying the liability method, the financial statement effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur. Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination. There were no adjustments related to uncertain tax positions recognized during the years ended December 31, 2014 and 2013, respectively.

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company did not incur research and development expenses for the years ended December 31, 2014 and 2013.

SHIPPING COSTS

Shipping costs are included in selling expenses and totaled $89,648 and $55,897 for the years ended December 31, 2014 and 2013, respectively.

INVENTORIES

Inventories are valued at the lower of cost or market, using the first-in first-out cost method. The Company assesses the valuation of its inventories and reduces the carrying value of those inventories that are obsolete or in excess of the Company’s forecasted usage to their estimated net realizable value. The Company estimates the net realizable value of such inventories based on analysis and assumptions including, but not limited to, historical usage, expected future demand and market requirements. A change to the carrying value of inventories is recorded to cost of goods sold.

NET EARNINGS (LOSS) PER COMMON SHARE

The Company computes earnings per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock. Diluted net income (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes, exercise of warrants and options. As of December 31, 2014 and 2013 the Company didn’t have any common stock equivalents.

ACCUMULATED OTHER COMPREHENSIVE INCOME

Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity. For the Company, comprehensive income for the years ended December 31, 2014 and 2013 included net income and unrealized gains from foreign currency translation adjustments.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash, accounts payable, notes payable. The carrying values for the current financial assets and liabilities approximate fair value due to their short maturity.

PROPERTY AND EQUIPMENT

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Computer equipment	4
Website development	4

LONG LIVED ASSETS

The Company evaluates the fair value of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable. Accordingly, any impairment of value is recognized when the carrying amount of a long-lived asset exceeds its fair value. The Company’s evaluations have not indicated any impairment of fair values.

RECENT ACCOUNTING PRONOUNCEMENT

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company has not yet determined the effect of the adoption of this standard and it is not expected to have a material impact on the Company’s financial position and results of operations.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,	December 31,
	2014	2013
Office furniture and fixtures	$69,411	$50,563
Computer equipment	11,155	8,913
Website development	42,283	35,500
	122,849	94,976
Less accumulated depreciation	(64,436)	(47,596)

Total	$58,413	$47,380

Depreciation expense was $20,602 and $18,031 for the years ended December 31, 2014 and 2013, respectively.

NOTE 4.  INVENTORIES

At December 31, 2014 and 2013, inventories consisted of the following:

	December 31,	December 31,
	2014	2013

Finished goods	$183,780	$132,695
	183,780	132,695
Less reserve for obsolete inventory	-	-

Total	$183,780	$132,695

For the years ended December 31, 2014 and 2013 the Company did not make any change for reserve for obsolete inventory.

NOTE 5. ACCOUNTS PAYABLE AND OTHER ACCRUED LIABILITIES

Accounts payable and accrued other liabilities consisted of the following:

	December 31,	December 31,
	2014	2013
Accounts payable	$225,745	$166,948
Rental deposits	19,276	10,058
VAT liability	48,453	658

Total	$293,474	$177,664

NOTE 6. LOAN FROM FUNDING CIRCLE

On January 28, 2013 the Company entered into a loan for $49,464 (GBP 30,000) with Funding Circle.  The loan is repayable in 12 equal monthly payments of  $4,298 (GBP 2,606) and bears interest of 7.81% per annum. Interest paid as of December 31, 2014 and 2013 are $176 and $1,936, respectively.

NOTE 7. COMMITMENTS

Lease Commitments

The Company’s headquarters are located in Poole, UK. The lease was initially entered into in December 2010 and has a minimum three month term. The Company intends to continue to renew its lease agreement in three month terms. Currently, the Company is paying office rent on basis of $2,404 (GBP 1,450) per month. In December 2014, the Company renewed its lease agreement for office space at $2,404 per month.

Rent expense for year ended December 31, 2014 and 2013 is $29,250 and $24,491, respectively.

NOTE 8.  RELATED PARTY TRANSACTIONS

The Company has received financing from the Company’s Managing Director. No formal repayment terms or arrangements exist. The stockholder loans bear no interest and are due on demand. The accounts payable due to related party includes advances for inventory due to David Phipps. Total payments due to David Phipps as of December 31, 2014 and 2013 are $59,308 and $55,041, respectively.

NOTE 9. CONCENTRATIONS

Customers:

No customer accounted for 10% or more of the Company’s revenues during the years ended December 31, 2014 and 2013.

Suppliers:

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchases for the years ended December 31, 2014 and 2013.

Supplier	2014	2013
Company A	21.4%	35.5%
Company B	20.8%	9.2%
Company C	17.7%	20.5%

NOTE 10. LITIGATION AND CONTINGENCIES

In the ordinary conduct of business, the Company is subject to periodic lawsuits, investigations and litigation claims, which the Company accrues for where appropriate and can be reasonably estimated. The Company cannot predict with certainty the ultimate resolution of such lawsuits, investigations and claims asserted against it. At December 31, 2014, the Company had no material contingencies.

The Company provides indemnification, to the extent permitted by law, to its officers, directors, employees and agents for liabilities arising from certain events or occurrences while the officer, director, employee, or agent is or was serving at our request in such capacity.

NOTE 11. INCOME TAXES

At December 31, 2014, the Company had no accumulated taxable losses available to offset future taxable income.

Pursuant to the UK Income Tax Laws, the Company is subject to enterprise income tax at a rate of 20%.

Details of income taxes in the statements of operations are as follows:

The table below summarizes the reconciliation of the Company’s Income Tax provision (benefit) computed at the statutory U.S. Federal rate and the Actual tax provision:

	Year Ended December 31,
	2014	2013
Income tax (benefit) provision at Federal statutory rate	$4,510	$5,355
State Income taxes, net of Federal tax benefit	-	-
Tax effect of non-deductible expense	7,005	6,131
Foreign Rate Adjustment	(4,742)	(5,388)
Tax Provision	$6,773	$6,098

The Company evaluates a variety of factors in determining the amount of the deferred income taxes to be recognized, including the Company’s earnings history. As of December 31, 2014 and 2013, the Company had no deferred tax assets.

The provisions of ASC 740 require companies to recognize in their financial statements the impact of a tax position if that position is more likely than not to be sustained upon audit, based upon the technical merits of the position. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of ASC 740. Accordingly, the adoption of these provisions of ASC 740 did not have a material effect on the Company’s financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions, if any, as income tax expense.

NOTE 12. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date and determined there were no subsequent events requiring disclosure other than below.

On February 19, 2015, Orbital Tracking Corp. (“OTC”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement (the “Share Exchange”), the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to the OTC in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the OTC and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of the OTC with each share of Series E Convertible Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 (the “Cash Payment”) and (iii) a one-year promissory note in the amount of $122,536 (the “Note”).  Such exchange caused GTCL to become a wholly owned subsidiary of the OTC.

The completion of the Share Exchange resulted in a change of control. The Share Exchange was accounted for as a reverse acquisition and re-capitalization. The GTCL Shareholders obtained approximately 39% of voting control on the date of Share Exchange. GTCL was the acquirer for financial reporting purposes and the Orbital Tracking Corp. was the acquired company. Following the closing of the Share Exchange, Orbital Tracking Corp. will have expanded its global satellite based business launched with the acquisition of various contracts by Orbital Satcom in December 2014 and will allow it to operate as a vertically integrated satellite services business with experienced management operating from additional locations in Poole, England in the United Kingdom and Aventura, Florida.